Exhibit 10.7

AMENDING AGREEMENT

THIS AGREEMENT is dated effective November 30, 2021

BETWEEN:

DEVVIO, INC., a corporation incorporated under the laws of Delaware with an address at 6300 Riverside Plaza Ln NW, Suite 100, Albuquerque, NM, USA, 87120 (“Devvio”)

AND:

DEVVESG STREAMING, INC., a corporation incorporated under the laws of Delaware with an address at 1050 – 400 Burrard Street, Vancouver, BC, Canada V6C 3A6 (“DESI”)

(collectively, the “Parties” and each, a “Party”)

WHEREAS:

(A)
The Parties entered into a strategic partnership agreement dated effective November 28, 2021 (the “Original Agreement”) pursuant to which the Parties entered into a strategic business partnership in accordance with the terms and conditions of the Original Agreement;

(B)
Sec.9.4 of the Original Agreement provides that such agreement may be amended by an agreement in writing signed by the Parties; and

(C)
The Parties wish to enter into this Amending Agreement to amend the Original Agreement in the manner set forth herein.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto agree as follows:

1.
In this Amending Agreement capitalized terms not otherwise defined herein will have the meaning given to them in the Original Agreement.

2.
Sec.2.9 of the Original Agreement is hereby deleted in its entirety.

3.
The reference to “DevvE Tokens” in Sec.3.1 of the Original Agreement is hereby deleted.

4.
The Original Agreement is, in all other respects, ratified, confirmed and approved.

5.
This Amending Agreement constitutes the entire agreement between the Parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants, or agreements, expressed or implied, collateral hereto other than as provided herein. The recitals of this Amending Agreement constitute part of this Amending Agreement.

6.
No alteration, amendment, modification or interpretation of this Amending Agreement or any provision of this Amending Agreement shall be valid and binding upon the Parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the Parties hereto.

7.
This Amending Agreement shall not be assigned by any Party hereto without the written consent of the other Parties.

8.
This Amending Agreement will be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without reference to its conflict of laws principles. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods in connection with this Amending Agreement.

9.
The Parties hereto acknowledge that they have not relied upon the other Party to this Amending Agreement for advice, whether legal or otherwise in connection with this Amending Agreement and the Parties hereto further acknowledge that they have been advised to seek independent legal advice.

10.
This Amending Agreement will enure to the benefit of, and be binding upon the Parties hereto and as applicable, their respective heirs, executors, administrators, successors and assigns.

11.
This Amending Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

(Remainder of page left intentionally blank. Signature page follows)

IN WITNESS WHEREOF, this Amending Agreement has been executed by the parties hereto on the day and year first above written.

DEVVIO, INC.
By:	(s) "Tom Anderson"
Name: Tom Anderson

DEVVESG STREAMING, INC.
By:	(s) "Danny Matthews"
Name: Danny Matthews